Exhibit 10.32

AMENDMENT TO
PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made to be effective the 16th day of March, 2015 (the “Effective Date”) by and between Image Sensing Systems, Inc., a Minnesota corporation (the “Borrower”) and Alliance Bank, a Minnesota banking corporation, its successors and/or assigns (the “Lender”).

The Lender is the owner and holder of a revolving line of credit Promissory Note dated effective May 12, 2014, from the Borrower in the original principal amount of $5,000,000.00 (the “Note”), which Note was issued pursuant to that certain Commitment Letter dated effective May 12, 2014, as amended by that certain Amendment to Commitment Letter of even Effective Date herewith by and between the Lender and the Borrower (collectively, the “Commitment Letter”).

Pursuant to the Commitment Letter, as amended, the Borrower and the Lender have agreed, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, to amend the Note as hereinafter set forth.

As of the Effective Date of this Amendment, it is agreed that all references to the term “Maturity Date” in the Note shall now mean April 1, 2016.

Except as amended by this Amendment, the Note, and all other terms of the Note, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date first above written.

LENDER:		BORROWER:

Alliance Bank		Image Sensing Systems, Inc.

By:	/s/ R. Scott Johnson	By:	/s/ Dale E. Parker
	R. Scott Johnson		Dale E. Parker
	Its Vice President		Its Interim President/CEO